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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant To Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)  October 23, 1998

                              THE TITAN CORPORATION
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              (Exact name of registrant as specified in charter)

          Delaware                   001-060305               95-2588754
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                     Identification No.)

3033 Science Park Road, San Diego, CA                          92121-1199
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code  (619) 552-9500

                               Not applicable
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     (Former name or former address, if changed since last report)


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ITEM 2.   Acquisition Or Disposition Of Assets

     On October 23, 1998, The Titan Corporation ("Titan") completed a merger pursuant to which Delfin Systems, a California corporation ("Delfin") became a wholly owned subsidiary of Titan. Delfin is involved in providing software, computer systems, network integration, technical consulting services and signals intelligence electronic hardware. In the merger, each share of Delfin was converted into .5021 shares of Titan Common Stock. A total of 3,627,760 shares of Titan Common Stock are issuable to the shareholders of Delfin. The exchange ratio was based on (i) the negotiated value of Delfin, as adjusted by the amount outstanding under a line of credit, (ii) the number of Delfin shares outstanding, and (iii) the recent market price of Titan Common Stock. Titan intends to continue Delfin's operations as part of Titan's Information Technologies business segment.

ITEM 7.   Financial Statements And Exhibits

          (c)  Exhibits.

Exhibit            Description
-------            ------------
Exhibit 2.1        Agreement and Plan of Reorganization dated as of June 30,
                   1998 by and among The Titan Corporation, Delsys Merger
                   Corp., and Delfin Systems. Schedules and similar attachments to this Exhibit have not been filed; upon request, Titan will furnish supplementally to the Commission a copy of any omitted schedule.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   November 9, 1998               THE TITAN CORPORATION


                                       By: /s/  Eric M. DeMarco
                                           -------------------------------
                                           Eric M. DeMarco
                                           Senior Vice President and Chief
                                           Financial Officer



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                               INDEX OF EXHIBITS



Exhibit             Description
-------             -----------
Exhibit 2.1         Agreement and Plan of Reorganization dated as of June 30,
                    1998 by and among the Titan Corporation, Delsys Merger
                    Corp., and Delfin Systems. Schedules and similar attachments to this Exhibit have not been filed; upon request, Titan will furnish supplementally to the Commission a copy of any omitted schedule. Incorporated by reference from Exhibit 2.1 to the Registration Statement on Form S-4 (Reg. No. 333-60127)



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